UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      June 14, 2002

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


     Certain information included in this report is forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, such as statements relating to anticipated earnings and slot and table game play.
Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include, but are not limited to, those relating to competitive industry conditions, expansion of Native American gaming in California and the Pacific Northwest, Reno area tourism conditions, economic conditions in California and the Pacific Northwest, periodic fluctuations in casino win percentages, impacts from Atlantis Casino Resort, refurbishments and improvement projects, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), the regulation of the gaming industry (including actions affecting licensing), outcome of litigation, terrorist attacks, domestic or global economic conditions, and changes in federal or state tax laws or the administration of such laws.


ITEM 5.  Other Events

     On June 5, 2002, Monarch Casino & Resort, Inc. (the "Company") announced its earnings estimates for the second quarter ending June 30, 2002, to be between 22 and 23 cents per diluted Share.

     For additional information concerning the foregoing, reference is made to the Company's press release dated June 5, 2002, a copy of which is attached and incorporated by reference herein.


ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99.1  Text of press release dated June 5, 2002.
























                                     -2-
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    June 14, 2002                    By: /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary












































                                     -3-
                                                                  Exhibit 99.1

                                PRESS RELEASE

  MONARCH CASINO & RESORT, INC. ANNOUNCES EXPECTED RESULTS FOR SECOND QUARTER
     RENO, NV - (BUSINESS WIRE) - June 5, 2002 - Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company"), which, through a wholly-owned subsidiary, owns and operates the Atlantis Casino Resort, today announced its earnings estimates for the second quarter ending June 30 of this year to be between 22 and 23 cents per diluted share. During the same period last year, the Company earned 18 cents per diluted share. This year represents an off year for the American Bowling Congress (ABC) and Women's International Bowling Congress
(WIBC), which stage National Bowling Championships for men and women, respectively in Reno every two out of three years. In 2001, the ABC and WIBC tournaments had a substantial positive impact on the Company's results of operations.

     John Farahi, CEO and Co-Chairman of the Board of Directors of Monarch, stated "our business volume remains strong; we see improvement in both our slot and table game play for April and May of this year compared to the same period last year (up 5.7% and 2.1%, respectively), and expect this trend to continue despite our lack of bowlers. However, due to lower holds on both slots and table games in the month of May, combined with the temporary disruption caused by our renovations to certain of our hotel tower rooms and additional one-time costs associated with the registration of stock for employee options and the sale of stock by principal shareholders, our earnings this quarter will be impacted."

     Analysts had previously anticipated earnings of 28 to 30 cents per diluted share for the second quarter of 2002.

     The Atlantis features a 51,000 square foot casino with approximately 1,500 slot and video poker machines, 37 table games, a race and sports book, keno and a poker room; 980 guest rooms; six restaurants including the aquatic-themed, 135-seat Atlantis Seafood Steakhouse gourmet restaurant, the award-winning, 640-seat Toucan Charlie's Buffet & Grille; the 230-seat MonteVigna Italian Ristorante; and the 85-seat Oyster Bar restaurant in the Sky Terrace, one snack bar, and two gourmet coffee bars; an 8,000 square foot family entertainment center; and approximately 25,000 square feet of banquet and meeting space. The Atlantis is the closest hotel-casino to the Reno Sparks Convention Center. The convention center is in the construction phase of a $105 million expansion and renovation scheduled to be completed in late July of this year that will increase its exhibition, meeting, ballroom and lobby space to approximately 600,000 square feet.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.



                                     -4-

     Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com

               Karl Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com























































                                     -5-